Exhibit 99.1

SSR Realty Advisors, Inc.
10 Park Avenue
Morristown, NJ 07962
Tel 973-355-4000 Fax 973-355-4699

For Immediate Release Contact:	Linda Berry 973-355-4568

METRIC PARTNERS GROWTH SUITE INVESTORS

ANNOUNCES COMPLETION OF LITIGATION SETTLEMENT

MORRISTOWN, NJ December 7, 2004 — Metric Partners Growth Suite Investors, L.P. (“GSI”) today announced the satisfaction of all conditions to effectiveness of the Agreement of Settlement and Mutual Release among GSI and Kenneth E. Nelson and certain related parties. As a result, all previously disclosed litigation and claims between GSI and Mr. Nelson and the related parties have been settled and general releases of all known and unknown claims between the parties have become effective.

No party to the settlement admitted any liability to any other party and all parties acknowledged that the settlement was entered into solely to avoid costly and protracted litigation.

GSI formerly owned and operated extended stay hotel properties in several states, but now owns no assets other than cash. It has approximately 4,000 unit holders and its Managing General Partner is a subsidiary of SSR Realty Advisors, Inc., a provider of real estate investment management advisory services headquartered in Morristown, New Jersey.

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